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                                                                       EXHIBIT F

INVESTMENT IN FINANCING SUBS

                                                                     As of June 2003
                                                                     ---------------
CenterPoint Energy, Inc.
  10053 CenterPoint Energy Capital Trust I                                      --
  10054 CenterPoint Energy Capital Trust II                                     --
  10129 CenterPoint Energy Trust I                                              --

CenterPoint Energy Houston Electric, LLC
  10049 Houston Industries FinanceCo GP                                         --
  10050 Houston Industries FinanceCo LP                                         --
  10158 Reliant Energy FinanceCo III LP                                         --
  10162 Reliant Energy FinanceCo II LP                                          --
  10163 Reliant Energy FinanceCo II GP, LLC                                     --
  10187 Reliant Energy FinanceCo IV LP                                          --

Utility Holding Company
  10053 CenterPoint Energy Capital Trust I                               7,875,164
  10054 CenterPoint Energy Capital Trust II                              3,040,066
  10129 CenterPoint Energy Trust I                                      11,648,482
  10181 CenterPoint Energy Investment Management, Inc.                 690,950,736